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                                                                     EXHIBIT 5.1

                                October 2, 1996

Leasing Solution, Inc.
10 Almaden Boulevard, Suite 1500
San Jose, California 95113

                            Leasing Solutions, Inc.
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                       Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Leasing Solutions, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed public offering by the Company of $62,500,000 principal amount of Convertible Subordinated Notes Due 2003 (the "Notes") ($71,875,000 if the over-allotment option granted by the Company to the Underwriters is exercised in full) and the shares of Common Stock of the Company (the "Common Stock") into which the Notes are convertible. The Notes and Common Stock are to be registered pursuant to a registration statement on Form S-3, as amended by pre-effective Amendment No. 1, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). Capitalized terms used herein without definition shall have the meaning set forth in the Registration Statement.

     In arriving at the opinion expressed below, we have examined the Registration Statement, the form of Indenture between the Company and Bankers Trust Company, as trustee (the "Indenture") and such other documents, including the Articles of Incorporation and Bylaws of the Company, each as amended to date, as we have deemed necessary to enable us to express the opinion set forth herein. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to certain factual matters relevant to this opinion and other written and oral representations made to us by the officers of the Company, and on the originals or copies, certified or otherwise identified to our satisfaction as conforming to the originals thereof, of such other documents and corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original

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Leasing Solutions, Inc.               -2-                     October 2, 1996


submitted to us as copies, and the genuineness of all signatures (other than that of the Company) on all documents reviewed by us.

     Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     (1) Upon the sale and issuance of the Notes pursuant to the terms and conditions set forth in the Registration Statement and the Indenture and upon the full payment therefor in accordance with the terms of Underwriting Agreement and Indenture, the Notes will be legally issued and will constitute valid and binding obligations of the Company.

     (2) The shares of Common Stock into which the Notes are convertible, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the present laws of the State of California and the present federal laws of the United States and to the facts as they presently exist. We hereby consent to references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                             Very truly yours,


                                             /s/ Brown & Bain, P.A.
                                             ----------------------
                                             Brown & Bain, P.A.